PRB Gas Transportation, Inc.

Common Stock

UNDERWRITING AGREEMENT

Gilford Securities Incorporated

New York, New York

850 Third Avenue, Suite 1400

                     __, 2005

New York, New York 10022

Dear Sirs:

In connection with an initial public offering (the “Offering”) of common stock, $0.001 par value (the “Common Stock”), PRB Gas Transportation, Inc., a Nevada corporation (the “Company”), proposes to issue and sell to Gilford Securities Incorporated (the “Underwriter” or “you”) pursuant to this Underwriting Agreement (the “Agreement”) 2,000,000 shares of Common Stock (the “Primary Offering Shares”). The date on which the Securities and Exchange Commission (the “Commission”) shall declare the registration of the Company effective under the Securities Act of 1933, as amended (the “Act”), shall be the “Effective Date.”  In addition, the Company proposes to grant to the Underwriter the option referred to in Section 2(b) to purchase all or any part of an aggregate 300,000 shares of Common Stock (the “Over-Allotment Shares” and, together with the Primary Offering Shares, the “Shares”).

The Company confirms the agreements made by it with respect to the purchases of the Shares by the Underwriter, as follows:

1.

Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with the Underwriter that as of the date hereof, the Effective Date, and each Closing Date (all as hereinafter defined) that:

(a)

A registration statement (File No. 333-120129) on Form S-1 relating to the Offering, including a form of prospectus subject to completion, copies of which have heretofore been delivered to you, has been prepared in conformity in all material respects with the requirements of the Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, and has been filed with the Commission under the Act and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by you prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been

8935\3\~~864942.3~~864942.4

amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by you prior to the execution of this Agreement. As used in this Agreement, the term “Registration Statement” means such registration statement, as amended at the time when it was or is declared effective under the Act, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term “Preliminary Prospectus” means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective) under the Act; and the term “Prospectus” means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or if no prospectus is required to be filed pursuant to Rule 424(b), such term means the prospectus included in the Registration Statement; except that upon filing of an amendment to the registration statement or prospectus or a supplement to the prospectus after the Effective Date and prior to any Closing Date, the term “Registration Statement” shall include such registration statement as so amended, and the term “Prospectus” shall include the prospectus as so amended or supplemented.

(b)

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. At the time the Registration Statement becomes effective and at all times subsequent thereto up to and on the each Closing Date: (i) the Registration Statement and Prospectus will in all material respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus); provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus under the heading “Underwriting,” and the identity of counsel to the Underwriter under the heading “Legal Matters” constitute, for purposes of this section, the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement and Prospectus.

(c)

The Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing, or the substantial equivalent thereof, under the laws of the jurisdiction of its incorporation with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify will not materially adversely affect the Company’s business, properties or financial condition.

(d)

As of each Closing Date, the authorized, issued and outstanding securities (including, but not limited to, all shares of capital stock, options, warrants, convertible instruments, and notes and debentures of any kind) of the Company will be as set forth in

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Schedule 1(d) hereto (which provides in detail all the terms of all such securities, the owners thereof, the amount authorized and the amount outstanding) which, other than any securities issued in the Offering, shall not change prior to the last Closing Date. All of such outstanding securities have been duly authorized, validly issued, fully paid and are non-assessable, and other than as set forth in Schedule 1(d): (i) none of the Company’s capital stock is subject to preemptive rights under Nevada law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares, the Underwriter’s Warrant (as hereinafter defined) or the shares of Common Stock issuable upon exercise of the Underwriter’s Warrant (the “Underlying Shares”); and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Except as disclosed in the Registration Statement, there have been no prior offers of sales of securities of the Company in the United States, and all prior sales of securities of the Company were either registered under applicable federal and state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto. The capital stock and other securities of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement and Prospectus.

(e)

The Shares, when paid for, issued and delivered pursuant to this Agreement, and the Underlying Shares, when paid for, issued and delivered pursuant to the Warrant Agreement (as defined below), will have been duly authorized, validly issued and delivered, and will be fully paid, non-assessable and free of preemptive rights of any securityholder of the Company and entitled to the rights and preferences provided by the Company’s Articles of Incorporation and By-Laws, both as amended, which will be in form and substance filed as exhibits to the Registration Statement. None of the filing of the Registration Statement, the offering or sale of the Shares as contemplated by this Agreement, the issuance of the Underwriter’s Warrant or the issuance of the Underlying Shares pursuant to the Warrant Agreement gives rise to any rights, other than those which have been waived or satisfied for or relating to the registration of any securities of the Company under the Act or the laws of any jurisdiction of the United States of America, except as described in the Registration Statement. The terms of the Shares and the Underlying Shares conform in all material respects to the description thereof in the Registration Statement and Prospectus.

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(f)

This Agreement and the Warrant Agreement have been, and at each Closing Date will be, duly and validly authorized, executed and delivered by the Company, and assuming due execution by the other parties thereto, is and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally and that the Company makes no representation or warranty as to the enforceability of (i) the provisions purporting to govern indemnification or contribution under the securities laws of any jurisdiction or (ii) any choice of law provisions. The Company has full power and authority to authorize, issue and sell the Shares to be sold by it hereunder on the terms and conditions set forth herein and to issue the Underwriter’s Warrant and the Underlying Shares pursuant to the Underwriter’s Warrant, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or in connection with the authorization, issuance and sale of the Shares or the Underlying Shares, except such as may be required and have been made under the Act, or state or federal securities laws.

(g)

Except for events that would not have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), neither the Company nor any subsidiary is in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement and the Warrant Agreement will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any subsidiary pursuant to the terms of any material agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, the By-Laws, or other organizational documents, as the case may be, of the Company or any of its subsidiaries, as amended, or any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries, of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries.

(h)

The Company and each of its subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by each of them, free and clear of all liens, charges, encumbrances or restrictions, except as disclosed in the financial statements set forth in the Prospectus or such as are not material in relation to their business taken as a whole; all of the material leases and subleases under which the Company and each of its subsidiaries is the lessor or sublessor of properties or assets or under which the Company or each of its subsidiaries holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, neither the Company nor any of its subsidiaries is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company and each of its subsidiaries as lessor, sublessor, lessee or sublessee under any of

8935\3\~~864942.3~~ 864942.4

the leases or subleases mentioned above, or affecting or questioning the right of the Company or any of its subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company and each of its subsidiaries owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus. Schedule 1(h) lists all entities in which the Company owns 10% or more of the outstanding securities or voting rights.

(i)

Ehrhardt Keefe Steiner & Hottman PC, which has given its reports on certain financial statements filed with the Commission as a part of the Registration Statement, and which are included in the Prospectus, are, with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

(j)

The financial statements and schedules together with related notes set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in cash flow position of the Company on the basis stated in the Prospectus, at the respective dates and for the respective periods to which they apply. Said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles in the jurisdiction(s) identified in the Prospectus applied on a basis which is consistent during the periods involved. The Company’s internal accounting controls and procedures are sufficient to cause the Company and each subsidiary to prepare financial statements that comply in all material respects with generally accepted accounting principles in the jurisdiction(s) identified in the Prospectus applied on a consistent basis during the periods involved. Since the formation of the Company, nothing has been brought to the attention of the Company’s management that would result in any reportable condition relating to the Company’s internal accounting procedures, weaknesses or controls.

(k)

Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and except as otherwise disclosed or contemplated therein, neither the Company nor any of its subsidiaries has: (i) incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business; (ii) had any change in its capital stock, or any incurrence of short-term or long-term debt; (iii) issued options, warrants or other rights to purchase its capital stock; or (iv) had an adverse change or any development involving, so far as can now be reasonably foreseen, a prospective adverse change in their condition (financial or otherwise), net worth, results of operations, business, key personnel or properties, individually or which taken together, would have a Material Adverse Effect.

(l)

Except as disclosed on Schedule 1(1) hereto, there is not now pending or, to the knowledge of the Company, threatened, any material action, suit, proceeding, inquiry, arbitration or investigation to which the Company or any of its subsidiaries or any of their officers or directors is a party or subject to that might result in a Material Adverse Effect, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company or any of its subsidiaries exist or to the knowledge of the Company, are threatened which might be expected to have a Material Adverse Effect.

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(m)

The Company and each of its subsidiaries has filed all necessary tax returns required to be filed as of the date hereof and have paid all taxes shown as due thereon; and there is no tax deficiency that has been, or to the knowledge of the Company, may be, asserted against the Company or any of its subsidiaries.

(n)

The Company and each of its subsidiaries has sufficient licenses, permits and other governmental authorizations currently necessary for the conduct of its business or the ownership of its properties as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has not received any notice of conflict with the asserted rights of others in respect thereof (“Intellectual Property”). To the knowledge of the Company, none of the activities or business of the Company or any of its subsidiaries are in violation of, or cause the Company or any of its subsidiaries to violate, any law, rule, regulation or order of the United States or any foreign jurisdiction, any state, county or locality, or of any agency or body of the United States or any foreign jurisdiction or of any state, county or locality, the violation of which would have a Material Adverse Effect. Schedule 1(n) hereto sets forth all the Intellectual Property of the Company.

(o)

Neither the Company, nor any of its subsidiaries, has directly or indirectly, at any time (i) made or failed to disclose fully any contributions to any candidate for political office in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law.

(p)

The Company’s and each of its subsidiary’s internal accounting controls and procedures are sufficient to cause each of them to comply in all material respects with the Foreign Corrupt Practices Act of 1977, the Sarbanes-Oxley Act of 2002, and the Rules and Regulations, each as in effect as of the date hereof.

(q)

On each Closing Date, all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, that are required to be paid in connection with the sale and transfer of the Shares hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been complied with in all material respects.

(r)

All contracts and other documents that are, under the Rules and Regulations, required to be described in or filed as exhibits to the Registration Statement have been so described or filed, as the case may be.

(s)

Other than as set forth in the Registration Statement and Prospectus, no other firm, corporation or person has any rights to underwrite or place an offering of any of the Company’s securities.

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(t)

Except as described in the Registration Statement and Prospectus, no holders of any securities of the Company have the right to include such securities in the Registration Statement and Prospectus.

(u)

Except as set forth in or contemplated by the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has any material contingent liabilities.

(v)

The Company has no material subsidiary corporations, except as disclosed in the Registration Statement and Prospectus, nor has it any equity interest in any partnership, joint venture, association or other entity, except as disclosed in the Registration Statement and Prospectus. Except as described in the Registration Statement and Prospectus, the Company owns all of the outstanding securities of each of its subsidiaries.

(w)

The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus with respect to the offer and sale of the Shares and each Preliminary Prospectus, as of its date, has conformed in all material respects with the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus).

(x)

Neither the Company, nor, to the Company’s knowledge, any of its officers, directors, employees or shareholders, have taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any of the securities of the Company.

(y)

The Registration Statement accurately discloses any and all unregistered securities sold by the Company since formation. All of such securities were sold in transactions exempt from the registration provisions of the Act and not in violation of Section 5 thereof.

(z)

Other than as set forth in the Registration Statement and Prospectus, the Company has not entered into any agreement pursuant to which any person is entitled, either directly or indirectly, to compensation from the Company for services as a finder in connection with the Offering, and the Company agrees to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, which shall include, but not be limited to, all costs to defend against any such claim, so long as such claim arises out of agreements made or allegedly made by the Company.

(aa)

Based upon written representations received by the Company, no officer, director or five percent or greater shareholder of the Company has any direct or indirect affiliation or association with any member of the National Association of Securities Dealers, Inc. (“NASD”) and no beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Underwriter and the NASD if, to its knowledge, any five percent or greater shareholder of the

8935\3\~~864942.3~~ 864942.4

Company is or becomes an affiliate or associated person of an NASD member participating in the distribution of the Shares.

(bb)

The Company and each of its subsidiaries is in compliance in all material respects with all laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. To the Company’s knowledge, there are no pending investigations involving the Company or any of its subsidiaries by any governmental agency responsible for the enforcement of such laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before any governmental agency or body or any strike, picketing, boycott, dispute, slowdown or stoppage pending or to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries or any predecessor entity. No question concerning representation exists respecting the employees of the Company or any of its subsidiaries and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries, if any.

(cc)

Each Certificate signed by any officer of the Company and delivered to the Underwriter or counsel to the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered hereby.

(dd)

None of the Company, its subsidiaries, any of their affiliates, or any person acting on any of their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Act or any applicable shareholder approval provisions. None of the Company, its subsidiaries, their affiliates or any person acting on any of their behalf will take any action or steps referred to in the preceding sentence that would cause the Offering to be integrated with other offerings.

(ee)

The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation, as amended, or By-Laws, as amended, or the laws of Nevada that is or could become applicable as a result of the transactions contemplated by this Agreement including, without limitation, the Company’s issuance of the Shares, the Underwriter’s Warrant and the Underlying Shares. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(ff)

As of the date hereof, each of Robert W. Wright and William F. Hayworth (the “Key Executives”) is employed by the Company on a full-time basis, and, to the best of the Company’s knowledge, is not planning to cease being employed by the Company on a full-time basis in his current capacity and the Company is not aware of any circumstances related to the employment of either Key Executive, apart from circumstances related to the operation of the Company as a whole, that could result in cessation of his full-time employment in his current capacity.

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2.

Purchase, Delivery and Sale of the Shares.

(a)

Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements, herein contained, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to buy from the Company, an aggregate of 2,000,000 Shares at $5.06 per Share (the public offering price less 8%), at the place and time herein specified. The price at which the Underwriter shall sell the Shares to the public shall be $5.50 per Share. The initial 2,000,000 Shares may be hereinafter referred to from time to time as the “First Shares.”

Delivery of the First Shares against payment therefor shall take place at the offices of the Underwriter, 850 Third Avenue, Suite 1400, New York, New York 10022 (or at such other place as may be designated by agreement between the Underwriter and the Company) at 9:30 a.m., New York time, on such date after the Registration Statement has become effective under the Act as the Underwriter shall designate, but not later than three business days following the first date that any of the Shares are released to the Underwriter, such time and date of payment and delivery for the First Shares being hereinafter referred to as the “First Closing Date.”

(b)

In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants an option to the Underwriter (the “Over-Allotment Option”) to purchase all or any part of an aggregate of an additional 300,000 Over-Allotment Shares to cover over-allotments at the same price per Share as the Underwriter shall pay for the First Shares. This option may be exercised one or more times within 45 days after the Effective Date upon written notice by the Underwriter to the Company advising as to the amount of Over-Allotment Shares to which the option is being exercised. Delivery of the Over-Allotment Shares against payment therefor shall take place at the offices of the Underwriter as identified above (or at such other place as may be designated by agreement between the Underwriter and the Company) on such date as shall be determined by the Underwriter but shall not be earlier than four nor later than 10 full business days after each exercise of the Over-Allotment Option (but in no event more than 55 days after the Effective Date), nor in any event prior to the First Closing Date (each such closing for the purchase of Over-Allotment Shares, together with the First Closing Date, a “Closing Date”).  The Over-Allotment Option may be exercised only to cover over-allotments in the sale by the Underwriter of the First Shares. No Over-Allotment Shares shall be delivered unless all First Shares shall have been delivered to the Underwriter as provided herein.

(c)

The Company will make the certificates for the Shares available to you for verification at least two full business days prior to each Closing Date. The certificates shall be in such names and denominations as you may request, at least three full business days prior to each Closing Date.

Definitive certificates in negotiable form for the Shares to be purchased by the Underwriter hereunder will be delivered by the Company to you on each Closing Date for your account against payment of the respective purchase prices by the Underwriter, by wire transfer payable to the order of the Company.

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3.

Covenants of the Company. The Company covenants and agrees with the Underwriter that:

(a)

The Company will use its best efforts to cause the Registration Statement to become effective under the Act. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. Upon notification from the Commission that the Registration Statement has become effective under the Act, the Company will so advise you and will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or supplement the Prospectus unless you have previously been furnished with a copy and to which you or your counsel shall have reasonably objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the completion by the Underwriter of the distribution of the securities contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective under the Act), the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel to the Company and the Underwriter, may be reasonably necessary or advisable in connection with the distribution of the Shares contemplated hereby and as mutually agreed by the Company and the Underwriter.

As soon as the Company is advised thereof, the Company will advise the Underwriter, and provide the Underwriter copies of any written advice, of the receipt of any comments of the Commission, of the effectiveness under the Act of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for an amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop order or other order or threat thereof suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.

The Company has caused to be delivered to the Underwriter copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriter and dealers to use the Prospectus in connection with the sale of the Shares for such period as in the opinion of counsel to the Underwriter and the Company the use thereof is required to comply with the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by the Underwriter or dealers, of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company or counsel for the Underwriter should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and

8935\3\~~864942.3~~ 864942.4

furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus not misleading in light of the circumstances under which they were made. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter, except that in case the Underwriter is required, in connection with the sale of the Shares to deliver a Prospectus nine months or more after the Effective Date, the Company, will upon request of the Underwriter, amend or supplement the Registration Statement and Prospectus and furnish each of the Underwriter with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act at the Company’s expense.

The Company will comply in all material respects with the Act, the Rules and Regulations and Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder in connection with the offering and issuance of the Shares.

(b)

The Company will furnish such information as may be required and to otherwise cooperate and use its best efforts to qualify or register the Shares for sale under the securities or “blue sky” laws of such jurisdictions as you may reasonably designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent of service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as you may reasonably request.

(c)

For so long as the Company is a reporting company under either Sections 12 or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its shareholders an annual report (including financial statements audited by independent public accountants as required by the Act), in reasonable detail and at its expense, will furnish to the Underwriter during the period ending three years from the Effective Date hereof, (i) as soon as practicable after the end of each fiscal year, but no earlier than the filing of such information with the Commission, a balance sheet of the Company as at the end of such fiscal year, together with statements of income, and cash flow of the Company for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, but no earlier than the filing of such information with the Commission, consolidated summary financial information of the Company for such quarter in reasonable detail; (iii) as soon as they are publicly available, a copy of all reports (financial or other) mailed to shareholders; (iv) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission or any securities exchange or automated quotation system on which any class of securities of the Company is listed; (v) copies of each press release, news item and article with respect to the Company’s affairs released by the Company; and (vi) such other information as you may from time to time reasonably request. To the extent that

8935\3\~~864942.3~~ 864942.4

the information required by this Section 3(c) may be filed with the Commission via the EDGAR electronic filing system, the filing of such information via the EDGAR electronic filing system shall satisfy the Company’s obligations under this Section 3(c).

(d)

In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (c) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its shareholders generally.

(e)

On or prior to the Effective Date, all officers, directors, employees and 5% shareholders of the Company as of the Effective Date shall agree in writing (in the form annexed hereto as Exhibit A), not to sell, transfer or otherwise dispose of (in any manner whatsoever, including public dispositions pursuant to Rule 144 under the Act) any common stock or securities exercisable or convertible into common stock for a period of 15 months from the Effective Date, or any longer period required by any state securities commission or the American Stock Exchange, Inc. (“AMEX”), without the prior written consent of the Underwriter and, if applicable, the securities commission of such states or the AMEX.  On or prior to the Effective Date, each holder of shares of the Company’s Series A 10% and Series B 5% Convertible Preferred Stock who is not an officer, director, employee or 5% shareholder of the Company as of the Effective Date shall agree in writing (in the form annexed hereto as Exhibit B), not to sell, transfer or otherwise dispose of (in any manner whatsoever, including public dispositions pursuant to Rule 144 under the Act) any Common Stock underlying the Series A and Series B Preferred Stock, as applicable, for a period of six months from the Effective Date; provided, however, that such holders of the Series A and Series B Preferred Stock may sell the Common Stock underlying such Preferred Stock (i) in the event the average closing price of the Common Stock exceeds $6.60 per share for a period of ten consecutive trading days during the six-month period, or (ii) with the prior written consent of the Underwriter.  On or prior to the Effective Date, each holder of shares of the Company’s Series C Convertible Preferred Stock who is not an officer, director, employee or 5% shareholder of the Company as of the Effective Date shall agree in writing (in the form annexed hereto as Exhibit C), not to sell, transfer or otherwise dispose of (in any manner whatsoever, including public dispositions pursuant to Rule 144 under the Act) any Common Stock underlying such Preferred Stock for a period of six months from the Effective Date; provided, however, that such holders of the Series C Preferred Stock may sell the Common Stock underlying such Preferred Stock (i) in the event the average closing price of the Common Stock exceeds $8.00 per share for a period of 15 consecutive trading days during the six-month period, or (ii) with the prior written consent of the Underwriter.  The Company further agrees not to permit, cause, suffer or assist in any such sales, dispositions or transfers. In addition, without consent of the Underwriter, the Company shall not sell or offer for sale any of its securities for a period of 13 months following the Effective Date except pursuant to options, warrants and convertible securities issued and outstanding on the date of filing of the Registration Statement or pursuant to any employee stock option plan.

(f)

On the Effective Date, the Company shall have taken the necessary action to register the Shares and to become a reporting company under Section 12 of the Exchange Act, and the Company will make all filings required to, and will have obtained approval for the listing of the Shares on AMEX and, so long as the Company remains a reporting company under the

8935\3\~~864942.3~~ 864942.4

Exchange Act, will use its best efforts to maintain such listing or a listing on the Nasdaq National Market (“NMS”), Nasdaq SmallCap Market or New York Stock Exchange, or any similar national exchange or quotation system, for at least five years from the Effective Date.

(g)

On or prior to the Effective Date, the Company will have engaged a firm of independent certified public accountants, reasonably acceptable to the Underwriters. For the purposes of this Agreement, the certified public accounting firm of Ehrhardt Keefe Steiner & Hottman PC, shall be deemed acceptable to the Underwriter.  Additionally, for a period of at least five years from the Effective Date the Company will engage a firm of independent public accountants permitted to practice before the Commission.

(h)

On the Effective Date, the terms and conditions of all material transactions and proposed transactions between the Company and each of its subsidiaries, on the one hand, and any of the Company’s officers, directors, affiliates or the beneficial owners of five percent or more of any class of the Company’s equity securities (including, by way of example, but not limitation, employment agreements, loans, leases, license and service agreements), on the other hand, shall be reasonably satisfactory to the Underwriter.

(i)

Until the Offering has been terminated or concluded, as the case may be, the Company will not issue a press release or engage in any publicity, other than promotion by the Company of its products and services and other press releases in the ordinary course of its business, without the Underwriter's prior written consent, which consent shall not be unreasonably withheld or delayed.

(j)

For a period of three years from the Effective Date, the Underwriter may appoint an observer reasonably acceptable to the Company’s Board of Directors who will be able to attend all meetings of the Board of Directors and who need not be the same person from meeting to meeting. The Underwriter shall also have the right to written notice of, and agendas with respect thereto, no later than notice to other directors of each meeting and to obtain copies of the minutes, if requested, from all Board of Directors meetings for three years following the Effective Date, whether or not an observer attends or participates in any such Board meeting. The Company agrees to reimburse the Underwriter immediately upon the Underwriter’s request therefor for any reasonable and documented food, travel and lodging expenses directly incurred by the Underwriter in connection with its designee or observer attending Company Board meetings. Nothing in this Section 3(j) shall require the Company or its Board of Directors to waive its attorney-client privilege with respect to deliberations and meetings and materials with respect thereto.

(k)

The Company shall direct the Depository Trust Company, or such other depository of the Company’s securities, to deliver a “special security position report” to the Underwriter on a daily basis for the first 30 days after the Effective Date and on a weekly basis for the first six months after the Effective Date, each at the Company’s sole expense.

(l)

For a period of five years following the Effective Date, the Company will maintain registration with the Commission pursuant to Sections 12(b) or 12(g) of the Exchange Act. In the event that the Company fails to maintain registration with the Commission pursuant

8935\3\~~864942.3~~ 864942.4

to Sections 12(b) or 12(g) during such five year period, the Company will provide reasonable access for an independent accountant designated by the Underwriter, to all books, records and other documents or statements that reflect the Company’s financial status at least once each quarter, at the Company’s reasonable expense.

(m)

For a period of one year from the Effective Date, so long as the Company is a reporting company under either Sections 12 or 15(d) of the Exchange Act, the Company shall: (i) retain a transfer agent reasonably acceptable to the Underwriter for the securities of the Company; and (ii) direct such transfer agent to furnish, at the Company’s sole expense, the Underwriter with weekly transfer sheets as to each of the Company’s securities as prepared by the Company’s transfer agent and copies of lists of shareholders when requested by the Underwriter.

(n)

The Company will deliver to the Underwriter two manually executed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto when filed with the Commission, and will deliver to the Underwriter such number of conformed copies of the Registration Statement, including such financial statements and of all amendments thereto, as the Underwriter may reasonably request. The Company will deliver to or upon the Underwriter’s order, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriter may reasonably request. The Company will deliver to the Underwriter on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request.

(o)

If at any time during the three year period following the Effective Date, the Company’s securities are no longer listed for trading on the AMEX, another national securities exchange or NMS, the Company shall, at its own expense, undertake to list the Company’s securities in the appropriate recognized securities manual or manuals published by Standard & Poor’s Corporation and such other manuals as the Underwriter may designate, such listings to contain the information required by such manuals and the Uniform Securities Act (the “Manuals”) and maintain such listing during said three year period, the Company shall take such action as may be reasonably requested by the Underwriter to obtain a secondary market trading exemption in such states as may be reasonably requested by the Underwriter.

(p)

At the First Closing Date, the Company shall execute and deliver to you the Underwriter’s Warrant Agreement (the “Warrant Agreement”) substantially in the form filed as an Exhibit to the Registration Statement, representing the right to purchase such number of Shares as shall equal 10% of the number of Shares (not including the Over-Allotment Shares) (the “Underwriter’s Warrant”). The purchase price for the Underwriter’s Warrant shall be $.0001 per Underwriter’s Warrant and they shall be exercisable at 125% of the initial offering price of the Shares at any time during the four year period commencing on the first anniversary of the First Closing Date.

8935\3\~~864942.3~~ 864942.4

(q)

As promptly as practicable after the last Closing Date, the Company will prepare, at its own expense, hard cover “bound volumes” relating to the offering, and will distribute such volumes to the individuals designated by the Underwriter or counsel to the Underwriter.

(r)

The Company will apply the net proceeds from the sale of the Shares substantially for the purposes set forth under “Use of Proceeds” in the Prospectus.

(s)

The Company will make generally available to its securityholders and deliver to the Underwriter as soon as it is practicable to do so but in no event later than 90 days after the end of 12 months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the Effective Date, which shall satisfy the requirements of Section 11(a) of the Act.

(t)

The Company will reserve and keep available the maximum number of unissued Over-Allotment Shares.

(u)

For such period as the Company’s securities are registered under the Exchange Act, the Company will use reasonable best efforts to hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company’s fiscal years and, will provide the Company’s shareholders with the audited financial statements and annual reports as required by the Exchange Act and the rules and regulations thereunder.

(v)

The Company represents that it has not taken and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any of the Shares.

4.

Conditions of Underwriter’s Obligation. The obligations of the Underwriter to purchase and pay for the Shares are subject to the accuracy as of the date hereof, and as of each Closing Date to the continuing accuracy of and compliance with the representations and warranties of the Company herein, to the performance by the Company its obligations hereunder, and to the following conditions:

(a)

(i) The Registration Statement shall have become and remain effective under the Act and the Underwriter shall have received notice thereof not later than 10:00 a.m. New York time, on the day following the date of this Agreement, or at such later time and on such date as to which Underwriter may agree in writing; (ii) on or prior to each Closing Date no stop order suspending the effectiveness of the Registration Statement under the Act and any applicable state securities law shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission or any state securities commission; (iii) to the knowledge of the Company, no stop order suspending the effectiveness of the qualification or registration of the Shares under the securities or “blue sky” laws of any jurisdiction (whether or not a jurisdiction which you shall have specified) shall be threatened or contemplated by the authorities of any such jurisdiction or shall have been issued and remain in effect; (iv) any

8935\3\~~864942.3~~ 864942.4

request for additional information on the part of the Commission or any such authorities shall have been complied with to the satisfaction of the Commission, such authorities and the Underwriter; and (v) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act.

(b)

You shall have received the opinion, dated as of each Closing Date, of Resch Polster Alpert & Berger LLP, counsel for the Company, in form and substance satisfactory to the Underwriter, to the effect specified in Exhibit D attached hereto.

The foregoing opinion shall also cover such matters incident to the transactions contemplated hereby as the Underwriter shall reasonably request.  In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact.

Such counsel shall also include, or render separately, a statement to the effect that such counsel has participated in the preparation of the Registration Statement and the Prospectus and nothing has come to the attention of such counsel to lead such counsel to believe that the Registration Statement or any amendment thereto at the time it became effective under the Act and on each Closing Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its date on each Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion).

(c)

All corporate proceedings and other legal matters relating directly or indirectly to this Agreement, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory to the Underwriter.

(d)

You shall have received a letter prior to the Effective Date and again on and as of each Closing Date from Ehrhardt Keefe Steiner & Hottman PC, independent public accountants for the Company, substantially in the form and substance satisfactory to the Underwriter, stating that:

(i)

they are independent public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations;

(ii)

the financial statements and the schedules included in the Registration Statement and the Prospectus were examined by them and, in their opinion, comply as to form in all material respect with the applicable accounting

8935\3\~~864942.3~~ 864942.4

requirements of the Act, the Rules and Regulations and instructions of the Commission with respect to Registration Statements on Form S-1;

(iii)

on the basis of inquiries and procedures conducted by them (not constituting an examination in accordance with generally accepted auditing standards), including a reading of the latest available unaudited interim financial statements or other financial information of the Company (with an indication of the date of the latest available unaudited interim financial statements), inquiries of officers of the Company who have responsibility for financial and accounting matters, review of minutes of all meetings of the shareholders and the Board of Directors of the Company and other specified inquiries and procedures, nothing has come to their attention as a result of the foregoing inquiries and procedures that causes them to believe that:

(A)

during the period from (and including) the date of the financial statements in the Registration Statement and the Prospectus to a specified date not more than five days prior to the date of such letters, there has been any change in the capital stock, long-term debt or other securities of the Company (except as specifically contemplated in the Registration Statement and Prospectus) or any material decreases in net current assets, net assets, shareholder’s equity, working capital or in any other item appearing in the Company’s financial statements as to which the Underwriter may request advice, in each case as compared with amounts shown in the balance sheet as of the date of the financial statement in the Prospectus, except in each case for changes, increases or decreases that the Prospectus discloses have occurred or will occur;

(B)

during the period from (and including) the date of the financial statements in the Registration Statement and the Prospectus to such specified date there was any material decrease in revenues or in the total or per share amounts of income or loss before extraordinary items or net income or loss, or any other material change in such other items appearing in the Company’s financial statements as to which the Underwriter may request advice, in each case as compared with the fiscal period ended as of the date of the financial statement in the Prospectus, except in each case for increases, changes or decreases that the Prospectus discloses have occurred or will occur;

(C)

the unaudited interim financial statements of the Company appearing in the Registration Statement and the Prospectus (if any) comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations and are fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statements or the Prospectus; and

(iv)

they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information

8935\3\~~864942.3~~ 864942.4

pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement.

Such letters shall also set forth such other information as may be reasonably requested by counsel for the Underwriter. Any changes, increases or decreases in the items set forth in such letters which, in the judgment of the Underwriter, are materially adverse with respect to the financial position or results of operations of the Company shall be deemed to constitute a failure of the Company to comply with the conditions of the obligations to the Underwriter hereunder.

(e)

You shall have received an opinion from Brownstein Hyatt & Farber, P.C., your counsel, to the effect specified in Exhibit E attached hereto.

(f)

(i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects with the same effect as if made on and as of the Closing Dates, taking into account for the Over-Allotment Option Closing Date(s) the effect of the transactions contemplated hereby, and the Company shall have performed all of its obligations hereunder and satisfied all of the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus); (iii) there shall have been, since the respective dates as of which information is given, no material adverse change, or to the Company’s knowledge, any development involving a prospective material adverse change, in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date and the Company shall not have incurred any material liabilities or entered into any material agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company,  threatened against the Company which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any commission, board or administrative agency, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company; and (v) you shall have received, at such Closing Date, a certificate signed by each of

8935\3\~~864942.3~~ 864942.4

the chief executive officer and the principal financial officer of the Company, dated as of such Closing Date, evidencing compliance with the provisions of this subsection (f).

(g)

No action shall have been taken by the Commission or the NASD, the effect of which would make it improper, at any time prior to a Closing Date, for members of the NASD to execute transactions in the Shares and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission or the NASD. The Company and the Underwriter represent that at the date hereof each has no knowledge that any such action is in fact contemplated against it by the Commission or the NASD. The Company shall advise the Underwriter of any NASD affiliation of any of its officers, directors, or shareholders or their affiliates.

(h)

Prior to the Effective Date, the Underwriter shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriter, as described in the Registration Statement.

(i)

If any of the conditions herein provided for in this section shall not have been fulfilled in all material respects as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be canceled at, or at any time prior to, each Closing Date by the Underwriter notifying the Company of such cancellation in writing at or prior to the applicable Closing Date. Any such cancellation shall be without liability of the Underwriter to the Company.

(j)

The Underwriter shall have received such other documents and items as it or its counsel has reasonably requested and are satisfied with all other items relating directly and/or indirectly to the Company and the Offering.

5.

Conditions of the Obligations of the Company. The obligation of the Company to sell and deliver the Shares is subject to the condition that on or prior to each Closing Date no stop order suspending the effectiveness of the Registration Statement under the Act and any applicable state securities law shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, or to the knowledge of the Company, threatened or contemplated by the Commission or any state securities commission.  Further, the obligation of the Company to sell and deliver the Shares is subject to the accuracy of the representations of the Underwriter contained in Section 12.

6.

Indemnification.

(a)

The Company agrees (i) to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees), to which the Underwriter or such controlling person may become subject, under the Act or otherwise, and (ii) to reimburse, as incurred, each such Underwriter and each such controlling persons for any

8935\3\~~864942.3~~ 864942.4

legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities; insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relating to (i) and (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose containing written information specifically furnished by the Company and filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus); provided, however, that the Company will not be required to indemnify the Underwriter and any controlling persons or be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto, provided, further that the indemnity with respect to any Preliminary Prospectus shall not be applicable on account of any losses, claims, damages, liabilities or litigation arising from the sale of Shares to any person if a copy of the Prospectus was not delivered to such person at or prior to the written confirmation of the sale to such person. This indemnity will be in addition to any liability which the Company may otherwise have.

(b)

The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and reasonable attorneys’ fees) to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application in reliance upon and in conformity with written information actively furnished to the Company by the Underwriter specifically for use in the preparation thereof.

8935\3\~~864942.3~~ 864942.4

(c)

Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this section, promptly notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and in the reasonable judgment of the counsel to the indemnified party, it is advisable for the indemnified party to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party (other than local counsel)). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld. The indemnified party shall not settle any action without the consent of the indemnifying party, which consent shall not be unreasonably withheld. If it is ultimately determined that indemnification is not permitted, then an indemnified party will return all monies advanced to the indemnifying party.

7.

Contribution. In circumstances in which the indemnity agreement provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in

8935\3\~~864942.3~~ 864942.4

connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefit received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company to the total underwriting discounts and commissions received by the Underwriter. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the parties’ relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriter agree that it would not be equitable if the amount of such contributions were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7. Notwithstanding any other provision of this Section 7, the Underwriter shall not be obligated to make contributions hereunder that in the aggregate exceed the total compensation received by the Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

8.

Costs and Expenses.


(a)

Whether or not this Agreement becomes effective or the sale of the Shares is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company including, but not limited to: (i) the fees and expenses of counsel to the Company and of the Company’s accountants; (ii) the costs and expenses incident to the preparation, printing, filing and mailings or other distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus and the Prospectus, as amended or supplemented (by post-effective amendment or otherwise); (iii) the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Shares contemplated hereby; (iv) the cost of printing and furnishing to the Underwriter copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, and a Blue Sky Application (all in such quantities as the Underwriter may reasonably request); any fees relating to the listing of the Shares on any securities exchange or trading media the Underwriter may request; the fees of the transfer agent; the cost of printing the certificates representing the Shares; (v) fees for sets of bound volumes and prospectus lucite “cubes” or other memorabilia (all in such quantities as the Underwriter may reasonably request); ~~and~~ (vi) and the reasonable cost of placing tombstone advertisements in The Wall Street Journal and The New York Times; and (vii) the costs and expenses of the

8935\3\~~864942.3~~ 864942.4

Underwriter’s travel, due diligence and “road show” expenses in an amount not to exceed $10,000 in the aggregate. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement, except as otherwise set forth in said section.

(b)

In addition to the foregoing expenses, on the First Closing Date, the Company shall ~~at each Closing Date~~ pay to the Underwriter a non-accountable expense allowance equal to 3% of the gross proceeds received from the ~~sales of the Shares~~sale of the Primary Offering Shares (the non-accountable expenses allowance shall not apply to the Over-Allotment Shares) of which an advance of $25,000 has been paid to date by the Company. In the event the transactions contemplated hereby are not consummated by reason of the Company being unable to perform its obligations hereunder in all material respects, the Company shall be liable for the actual accountable out-of-pocket expenses of the Underwriter, including reasonable legal fees.

(c)

Except as set forth in the Prospectus and Registration Statement, no person is entitled either directly or indirectly to compensation from the Company, from the Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys’ fees), to which the Underwriter may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder’s fee in connection with the proposed offering by reason of such person’s or entity’s influence or prior contact with the indemnifying party.

9.

Effective Date. The Agreement shall become effective upon its execution, except that the Underwriter may, at the Underwriter’s option, delay its effectiveness until 11:00 a.m. New York time on the first full business day following the Effective Date, or at such earlier time on such business day after the Effective Date as the Underwriter in its discretion shall first commence the public offering of the Shares. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Shares, or the time when the Shares are first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 3, 6, 7, 8, 13, 14, 15, 16 and 17 shall remain in effect notwithstanding such termination.

10.

Termination.

(a)

After this Agreement becomes effective, this Agreement, except for Sections 3, 6, 7, 8, 12, 14, 15, 16 and 17 hereof, may be terminated at any time prior to the First Closing Date, any additional Closing Date, and the Over-Allotment Option referred to in Section 2(b) hereof, if exercised, may be cancelled at any time prior to a Closing Date, by the

8935\3\~~864942.3~~ 864942.4

Underwriter if in the Underwriter’s judgment it is impracticable to offer for sale or to enforce contracts made for the sale of the Shares agreed to be purchased hereunder by reason of: (i) the Company having sustained a material adverse loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange or the Nasdaq National Market having been suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof); (iv) a banking moratorium having been declared by United States or New York State authorities; (v) an outbreak of major international hostilities, a substantial terrorist attack, or other national or international calamity having occurred involving the United States or; (vi) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Underwriter to have a material adverse impact on the business, financial condition or financial statements of the Company or the market for the securities offered hereby; (vii) any material adverse change in the financial or securities markets beyond normal market fluctuations having occurred since the date of this Agreement; (viii) any material adverse change having occurred, since the respective dates as of which information is given in the Registration Statement and Prospectus, in the earnings, business prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business; (ix) a pending or threatened legal or governmental proceeding or action relating generally to the Company’s business, or a notification having been received by the Company of the threat of any such proceeding or action, which could, in the reasonable judgment of the Underwriter, materially adversely affect the Company; (x) the Company is merged or consolidated into or acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs; or (xi) the Company shall not have timely complied in all material respects with any material term, condition or provision on their part to be performed, complied with or fulfilled (including but not limited to those set forth in this Agreement) in connection with the Offering.

(b)

If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Company shall be promptly notified by you by telephone, confirmed in writing.

11.

Warrant Agreement and Warrant Controlling. In the event of any conflict in the terms of this Agreement and the Warrant Agreement or the Underwriter’s Warrant, the language in the form of the Warrant Agreement and the Underwriter’s Warrant shall control.

12.

Representations and Warranties of the Underwriter. The Underwriter represents and warrants to the Company that it is registered and in good standing as broker/dealers in all jurisdictions in which it will seek purchasers for the Shares and that it has adequate net capital requirements to consummate the transactions contemplated by this Agreement.

8935\3\~~864942.3~~ 864942.4

13.

Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at each Closing Date, and such representations, warranties and agreements of the Company and the indemnity agreements contained in Section 6 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, the Company, any controlling person of the Underwriter or the Company, and shall survive termination of this Agreement or the issuance and delivery of the Shares and the Underwriter’s Warrant.

14.

Notices. Any communications specifically required hereunder to be in writing, if sent to the Underwriter, will be mailed, delivered or faxed and confirmed to them at Gilford Securities Incorporated, 850 Third Avenue, Suite 1400, New York, New York 10022, USA, Attention: Robert A. Maley, facsimile number (212) 223-1683, with a copy (which shall not constitute notice) sent to Brownstein Hyatt & Farber, P.C., 410 17th Street, 22nd Floor, Denver, Colorado 80202, USA, Attention: Jeffrey M. Knestch, facsimile number (303) 223-1111; if sent to the Company, will be mailed, delivered or faxed and confirmed to it at PRB Gas Transportation, Inc., 1401 17th Street, Suite 650, Denver, Colorado 80202, USA, Attention: Robert W. Wright, facsimile number (303) 308-1590; with a copy (which shall not constitute notice) sent to Resch Polster Alpert & Berger, LLP, 10390 Santa Monica Boulevard, 4th Floor, Los Angeles, California 90025, USA, Attention: Aaron A. Grunfeld, facsimile number (310) 552-5290.  Notice shall be deemed to have been duly given if mailed or transmitted by facsimile with receipt confirmation.

15.

Parties in Interest. The Agreement herein set forth is made solely for the benefit of the Underwriter, the Company, any person controlling the Company or the Underwriter, and directors of the Company, nominees for directors (if any) named in the Prospectus, its officers who have signed the Registration Statement, and their respective executors, administrators, successors, assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, of the Shares (exclusive of the Over-Allotment Shares).

16.

Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

8935\3\~~864942.3~~ 864942.4

17.

Counterparts. This agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties (including by fax, followed by original copies by overnight mail).

18.

Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in writing, signed by the Underwriter and the Company.

[Remainder of page intentionally left blank]

8935\3\~~864942.3~~ 864942.4

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

PRB GAS TRANSPORTATION, INC.

By:

Robert W. Wright

Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GILFORD SECURITIES INCORPORATED

By:

Robert A. Maley

Senior Vice President

8935\3\~~864942.3~~ 864942.4

LIST OF SCHEDULES AND EXHIBITS

Schedule 1(d)

-

Capital Structure, Etc.

Schedule 1(h)

-

Subsidiaries

Schedule 1(l)

-

Litigation, Etc.

Schedule 1(n)

-

Intellectual Property

Exhibit A

-

Form of Lock-up Agreement (officers, directors and 5% shareholders)

Exhibit B

-

Form of Lock-up Agreement (holders of the Series A and Series B Preferred Stock)

Exhibit C

-

Form of Lock-up Agreement (holders of the Series C Preferred Stock)

Exhibit D

-

Form of Opinion of Company Counsel

Exhibit E

-

Form of Opinion of Underwriter’s Counsel

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